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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated April 4, 1997 appearing on page F-2 of Science Applications International Corporation's Annual Report on Form 10-K/A for the year ended January 31, 1997. We also consent to the incorporation by reference in such Prospectus of our report dated February 25, 1997 appearing on page F-2 of the Annual Report of the Science Applications International Corporation Employee Stock Purchase Plan for the year ended January 31, 1997 appearing in the Science Applications International Corporation's Annual Report on Form 10-K/A. In addition, we hereby consent to the incorporation by reference in such Prospectus of our report dated March 21, 1997 appearing on page F-2 of the Annual Report of the Science Applications International Corporation Cash or Deferred Arrangement for the year ended December 31, 1996 appearing in the Science Applications International Corporation's Annual Report on Form 10-K/A. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE LLP

San Diego, California
October 3, 1997